UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

1.01

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2025, Peter Gianulis was appointed as a director of Gold Resource Corporation (the “Company”), effective as of that date. Mr. Gianulis’s appointment was made at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company. Furthermore, at the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors appointed Mr. Gianulis as a member of the Audit Committee and the Compensation Committee, effective as of June 18, 2025.

Mr. Gianulis, age 53, has spent over 25 years as an advisor, investor, and/or insider in numerous companies in the natural resources industry, including successful exits in companies such as Hathor Exploration Limited, CGA Mining Limited, and Northern Orion Resources Inc., among others. He has served as CEO of Allegiant Gold Ltd. since 2019 and as the President of Carrelton Asset Management, Inc., a natural resource-focused private equity and hedge fund, from 2005 through the present. Since December 2018, he has served as a director and a member of the Audit Committee and the Compensation Committee of Organto Foods Inc. Mr. Gianulis was a director of Orea Mining Corp. from March 2009 to December 2023 and was a Partner of the Salomon Brothers Hedge Fund Group. Mr. Gianulis holds a bachelor’s degree from the University of California, San Diego in Quantitative Economics (Math) and Biology. He also holds an MBA in International Finance from Cornell University and a joint master’s degree from ESADE in Barcelona, Spain.

There are no arrangements or understandings between Mr. Gianulis and any other persons pursuant to which either was appointed as a director of the Company. Mr. Gianulis does not have any family relationships with any of the Company’s directors or executive officers and neither has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Gianulis’s compensatory arrangements with the Company are consistent with its standard compensatory arrangements with non-employee directors. He will receive annual board fees of $70,000 and $7,500 in annual fees as a member of each committee. Additionally, he may receive an annual equity grant of deferred share units in the amount of $100,000, if approved by the compensation committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) on June 17, 2025. At the Annual Meeting, the shareholders elected the three nominated individuals to be directors to serve until the next annual meeting of shareholders, held a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”), and ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

As of April 21, 2025, the record date for the Annual Meeting, a total of 121,600,594 shares of the Company’s common stock, with par value of $0.001 per share, were outstanding and entitled to vote. In total, holders of 72,564,451 shares of the Company’s common stock were present virtually or represented by proxy at the Annual Meeting, which represented 59.67% of the shares of common stock outstanding and entitled to vote as of the record date.

Proposal 1 – Election of Directors

Election results for the nomination of directors are as follows:

Name of Nominee	Shares Voted
	For	Withheld	Broker Non-Votes
Ronald Little	13,666,883	3,246,084	55,651,484
Allen Palmiere	15,882,363	1,030,604	55,651,484
Lila Manassa Murphy	12,930,436	3,982,531	55,651,484

Proposal 2 – Non-Binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (Say-on-Pay)

Election results for the non-binding advisory proposal to approve the compensation of the Company’s named executive officers are as follows:

For	Against	Abstain	Broker Non-Votes
14,981,184	1,656,735	275,048	55,651,484

Proposal 3 – Ratification of Independent Auditor

Election results for the ratification of the appointment of BDO USA, P.C. as the independent registered public accounting firm for the year ending December 31, 2025 are as follows:

For	Against	Abstain	Broker Non-Votes
68,744,683	3,320,649	499,119	0

Item 7.01	Regulation FD Disclosure

On June 18, 2025, the Company issued a press release announcing Mr. Gianulis’s appointment to the Board of Directors. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	News Release dated June 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: June 20, 2025	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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